UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2011

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01       Entry into a Material Definitive Agreement.

On August 5, 2011, Array entered into a License Agreement with Genentech, Inc. (“GNE”) and F. Hoffman-La Roche, Ltd. (“Roche” and collectively with GNE, “Genentech”) pursuant to which Genentech will exclusively develop and commercialize certain compounds of each company directed to the Checkpoint kinase 1 (ChK-1), including Genentech’s compound, GDC-0425 (RG7602), currently in a Phase 1 clinical trial in cancer patients, and Array’s compound ARRY-575, which is being prepared for an investigational new drug application to initiate a Phase 1 trial in cancer patients.

Under the terms of the agreement, Genentech is responsible for all research, clinical development and commercialization activities and has agreed to use commercially reasonable efforts to develop and commercialize at least one product. Array is required to prepare specified clinical materials for ARRY-575 for delivery to Genentech, and if it fails to certify that it has done so by the date specified in the agreement, Array will owe a payment to Genentech. In consideration for the grant of the license to Genentech, Array will receive an upfront payment of $28 million. Array is also eligible to receive up to $685 million in milestone payments if all development and commercialization milestones are met and up to double-digit royalties on resulting sales of any drugs developed under the agreement.

The agreement will remain in effect until Genentech’s obligations to make milestone or royalty payments have passed or expired. Either party may terminate the agreement prior to expiration of the term following breach of the agreement by the other party, and Genentech may terminate the agreement upon at least 60 days’ prior notice to Array. If Genentech terminates the agreement for breach of the agreement by Array, the license Array granted to Genentech will become irrevocable and the royalty payable to Array will be reduced to a specified percentage. If the agreement is terminated by Genentech for convenience or by Array for breach of the agreement by Genentech, the licenses Array granted to Genentech will terminate, Genentech will continue to be required to pay milestone and royalty payments on any programs for which Genentech had initiated clinical development and Array’s exclusivity obligations will continue so long as Genentech is developing or commercializing at least one product subject to the agreement. Array and Genentech have also agreed to indemnify the other party for breaches of representations or warranties made under the agreement and for certain of their respective activities under the agreement.

A copy of the press release announcing the License Agreement is attached to this Form 8-K as Exhibit 99.1.

Array BioPharma Forward-Looking Statement

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our potential to earn milestone payments and royalties, the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate, and future plans to progress and develop ARRY-575 and other compounds under the License Agreement. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements. We are providing this information as of August 5, 2011. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Announcing License Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2011	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing License Agreement